UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 24, 2014

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619		41-0691607
(Commission File Number)		(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN		55362
(Address Of Principal Executive Offices)		(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2, 3, 4, 6, 7 and 8 are not applicable and therefore omitted.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

Upon recommendation of the Governance/Nominating Committee of the Board of Directors of the Company, the Board of Directors elected Jack R. Veach to serve as a director until the Company’s 2015 Annual Meeting of Shareholders. Mr. Veach’s election to the Board of Directors is effective September 24, 2014.

In connection with his election, the Board of Directors determined that Mr. Veach is an “Independent Director” under the Nasdaq Listing Rules. Following Mr. Veach’s election, the Company’s Board of Directors consists of six directors, four of whom are Independent Directors under the Nasdaq Listing Rules.

Mr. Veach was not named to any committees of the Board of Directors at the time of his election. The Board of Directors anticipates naming Mr. Veach to one or more committees of the Board of Directors after further review of committee requirements and assignments.

On September 29, 2014, the Company issued a press release regarding the election of Mr. Veach to the Board of Directors, which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements And Exhibits.

Exhibit No.	Description
99.1	Press Release issued by WSI Industries, Inc. on September 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer & President

Date: September 29, 2014